Exhibit 21


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
                       LIST OF SUBSIDIARIES OF CULP, INC.



        Name of Subsidiary                                         Jurisdiction of Incorporation
        ------------------                                         -----------------------------

Culp Fabrics (Shanghai) Co., Ltd.                                  People's Republic of China
Culp Fabrics (Shanghai) International Trading Co., Ltd.            People's Republic of China
Culp Cut and Sew Co., Ltd.                                         People's Republic of China
Culp International Holdings Ltd.                                   Cayman Islands
Rayonese Textile Inc.                                              Canada
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